EXHIBIT 99.2
YASHENG GROUP
COMPENSATION COMMITTEE CHARTER
OF THE BOARD OF DIRECTORS

The Compensation Committee Charter (the “Charter”) was adopted by the Board of Directors (the “Board”) of Yasheng Group, (the “Company”) on September 24, 2010, and shall become effective as date of October 01, 2010.

I.      Purpose

The Board of Directors (the "Board") of Yasheng Group (the Company") has formed a Compensation Committee to promote the transparency n and insure  the integrity of the Company. This charter is meant to identify the personnel and functions of the Committee.

The Committee is appointed by the Board and generally serves as the principal agent of the Board in the following matters:

A.  Recommending and reviewing the compensation structure for the Company’s senior executives, including the Chief Executive Officer;

B.  Reviewing employee compensation and benefit programs;

D.  Overseeing the Board’s annual evaluation of its performance and the performance of the other Board committees;

II.     Membership

A.
Number and Independence. The Committee shall be composed of at least three directors, each of whom shall be independent. The members of the Committee shall satisfy all applicable requirements then in effect of the NYSE Amex, or any stock exchange or national securities association on which the Company’s securities are listed or quoted and any other applicable regulatory requirements, including without limitation requirements relating to director independence, nomination and size of the Committee.. Members shall qualify as (1) “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and (2) “outside directors” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Collectively, the requirements set forth in the immediately preceding two sentences are referred to as the “Independence Requirements”.

B.
Appointment and Removal. The members of the Committee shall be designated and approved by a majority of the Board and shall serve one-year terms or until their successors shall be appointed, subject to such member’s earlier resignation or removal. Any member of the Committee may only be removed, with or without cause, by a majority vote of the independent directors of the full Board then in office.

C.
Chairperson. The Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chairperson. The Chairperson of the Committee will, in consultation with management, establish the agenda of the meetings and, where possible, circulate materials in advance to ensure sufficient time for review prior to the meeting. In the absence of the Chairperson of the Committee, the Committee may elect one of its members to act as the de facto Chairperson of that meeting.

III.    Meetings and Procedures

A.
Meetings. The Committee shall meet as frequently as it may deem necessary and appropriate in its judgment. Generally, the Committee shall meet quarterly, prior to each meeting of the Board of Directors, and hold an additional meeting to review proposed incentive compensation awards for senior management. The Committee may meet in person or by telephone.

B.
Quorum. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum for the transaction of business.

C.	Special Meetings. The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

D.
Delegation. The Committee may delegate authority to one or more members of the Committee or one or more members of management when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation or listing standard to be exercised by the Committee as a whole.

E.	Additional Attendees. The Committee may invite to its meetings any officer, employee or director of the Company and such other persons as it deems appropriate in order to carry out its duties.

F.
Minutes. The Committee shall maintain minutes or other records of meetings and activities of the Committee in accordance with California law and the Company’s By-laws, which minutes shall be maintained with the books and records of the Company.

IV.   Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

A.           Compensation Responsibilities

i.	Approve the compensation structure for senior management, the Chief Executive Officer and other employees of the Company in accordance with the Compensation Policy attached hereto as Appendix A.

ii.	Establish criteria for the compensation of the Chief Executive Officer and determine his compensation based on an annual review of his performance.

iii.	Review succession plans for the senior management of the Company, including the Chief Executive Officer.

iv.	Review and approve all equity compensation plans, including IRS qualified and non-qualified plans.

iv.	Review and recommend for Board action all grants of stock options or restricted stock awards, except new-hire grants made by senior management pursuant to delegated authority.

vi.	Review and recommend for Board action the Company’s contributions to employee benefit plans.

vii.	Serve as the policy making body for issues that arise under any of the Company’s employee benefit, stock option or other employee plans.

viii.	Produce a report on executive compensation for the Company’s proxy statement.

ix.	Review director compensation, if any, and recommend from time to time to the Board any proposed changes in such compensation;

x.	Review executive officer and director indemnification and insurance matters;

xi.	Serve as a counseling committee to the President of the Company regarding matters of key personnel selection, compensation matters and such other matters as the Board may from time to time direct;

xii.
Review the procedures and policies of the Company designed to ensure compliance with applicable laws and regulations relating to compensation of executive officers and to monitor the results of these compliance efforts;

xiii.	Maintain minutes or other records of meetings and activities of the Committee and to report to the Board following meetings of or actions taken by the Committee;

xiv.
Review recommendations to the Board with respect to Director Compensation. in accordance with the Criteria for Director Compensation as set forth in Appendix B.  Director Compensation should be based on reasonable compensation to members of the Board for time spent in attending meetings of the Board and Board Committees, as well as the time required for them to effectively perform their responsibilities and duties.

xv.
Exercise authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or executive officer compensation, including the authority to approve the fees and other terms of such consultant’s engagement.

V.   Committee Resources

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. The Committee shall have the authority to retain special legal, accounting or other advisers to advise the Committee, including without limitation the sole authority to retain and terminate any compensation consulting firm used to assist in the evaluation of Director, President, or senior executive compensation and the sole authority to approve such firm’s fees and other retention terms. The Company shall provide for appropriate funding for such counsel or experts retained by the Committee.

VI.  Understanding as to the Committee's Role

Management of the Company is responsible for the day-to-day operation of the Company’s business. As a result, the Company’s officers and employees and other persons who may be engaged by the Committee may have more time, knowledge and detailed information about the Company than do the Committee members. The Committee will review information, opinions, reports or statements presented to the Committee by the Company’s officers or employees or other persons as to matters the Committee members reasonably believe are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. While the Committee has the responsibilities and powers set forth in this Charter, each member of the Committee, in the performance of his or her duties, will be entitled to rely in good faith upon reports presented to the Committee by these experts. Accordingly, the Committee’s role does not provide any special assurances with regard to matters that are outside the Committee’s area of expertise or that are the traditional responsibility of management.

APPENDIX A

Compensation Policy

The Board believes that compensation of employees should be fair to both employees and shareholders, externally competitive, and designed to align very closely the interests of employees with those of the shareholders. The Company’s executive compensation program is designed to attract, motivate, reward and retain superior management talent. The Committee places heavy emphasis on pay for performance. Increases in compensation should be based upon the performance level of an individual.

APPENDIX B

Criteria for Director Compensation

In making recommendations to the Company’s Board of nominees to serve as directors, the Committee will examine each director nominee on a case-by-case basis, regardless of who recommended the nominee, and take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. However, the Board and the Committee believe the following minimum qualifications must be met by a director nominee to be recommended by the;

Committee:

➢	Each director must display high personal and professional ethics, integrity and values.

➢	Each director must have the ability to exercise sound business judgment.

➢	Each director must be accomplished in his or her respective field, with broad experience at the executive and/or policy-making level in business, government, education, technology or public interest.

➢	Each director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

➢	Each director must be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

➢	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

The Board also believes the following qualities or skills are necessary for one or more directors to possess:

➢	At least one independent director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable SEC rules.

➢
One or more of the directors generally should be active or former executive officers of public or private companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

➢
Directors should be selected so that the Board as a whole collectively possesses a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of the Company’s business. The Board also seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Company.